UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

18340 Yorba Linda Blvd.
Suite 107-245
Yorba Linda, CA 92886

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 878-9695

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification of Rights of Security Holders.

On December 16, 2015, pursuant to Article IV of the articles of incorporation, as amended (the “Articles of Incorporation”) of Islet Sciences, Inc. (the “Company”), the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), designating 2,500,000 shares of authorized preferred stock, par value $0.001. Under the Certificate of Designations, such Series A Preferred Stock has various rights, privileges and preferences, including: (i) a stated value of $0.60 per share; (ii) conversion into ten (10) shares of Common Stock (subject to adjustments) upon the filing of the amendment to the Articles of Incorporation to authorize an increase in the amount of available shares of Common Stock; and (iii) a liquidation preference in the amount of the stated value. The foregoing description of the Certificate of Designations of the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation of the Series A Convertible Preferred Stock, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock for Islet Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: December 22, 2015	By:	/s/ Larry K. Ellingson
Name: Larry K. Ellingson
Title: Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock for Islet Sciences, Inc.